EXHIBIT 1


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                   IDT INVESTMENTS INC. AS OF FEBRUARY 1, 2001

         The name, position, principal occupation and business address of each executive officer and director of IDT Investments is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT Investments.

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Name                     Position                         Principal Occupation            Business Address
----                     --------                         --------------------            ----------------

Howard Millendorf        President, Assistant             President, Assistant            c/o IDT Investments Inc.
                         Secretary and Director           Secretary and Director          2325B Renaissance Drive
                                                                                          Las Vegas, Nevada 89119

Jonathan Levy            Secretary, Treasurer and         Secretary, Treasurer and        c/o IDT Investments Inc.
                         Director                         Director                        2325B Renaissance Drive
                                                                                          Las Vegas, Nevada 89119
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